As filed with the Securities and Exchange
Commission on December 6, 1996                            Registration No. 333-
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------

                              DIGEX, INCORPORATED
            (Exact name of registrant as specified in its charter)


           DELAWARE                                      52-1986462
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                     Identification No.)


6800 Virginia Manor Road
  Beltsville, MD 20705
    (301) 847-5000                                          20705
(Address of principal executive offices)                 (Zip Code)

                              ------------------

                  DIGEX, INCORPORATED 1995 STOCK OPTION PLAN
              DIGEX, INCORPORATED 1996 EQUITY PARTICIPATION PLAN
             DIGEX, INCORPORATED 1997 EMPLOYEE STOCK PURCHASE PLAN
                           (full title of the plans)
                               ------------------

       THOMAS M. BRANDT, JR.                           Copy to:
    Senior Vice President and
     Chief Financial Officer                      JOHN D. WATSON, JR.
       DIGEX, Incorporated                         Latham & Watkins
     6800 Virginia Manor Road                 1001 Pennsylvania Ave., N.W.
    Beltsville, Maryland 20705                        Suite 1300
          (301) 847-5000                        Washington, DC 20004-2505
(Name, address, including zip code, and             (202) 637-2200
 telephone number, including area code,
 of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed      Proposed
 Title of Each Class    Amount         Maximum       Maximum        Amount of
   of Securities         to be      Offering Price   Aggregate     Registration
  to be Registered     Registered    Per Share (1)  Offering Price     Fee
--------------------------------------------------------------------------------
Common Stock,
 $.01 par
 value (2)              2,850,480       $10.5625     $30,108,195     $9,123.70

================================================================================


(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Stock on the NASDAQ on December 5, 1996.

(2) The 1995 Stock Option Plan, 1996 Equity Participation Plan and the Employee Stock Purchase Plan (the "Plans") authorize the issuance of a maximum of 2,850,480 shares in the aggregate (350,000 shares of which are subject to approval by a vote of the stockholders of the Company). Of such shares 1,099,054 are subject to outstanding options granted under the 1995 Stock Option Plan as of December 5, 1996, and 1,184,296 are subject to outstan-ding options granted under the Equity Plan as of December 5, 1996.

                                    PART I

Item 1.  Plan Information

     Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3.  Incorporation of Documents by Reference

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference listed below:

     (a) The Company's Prospectus relating to its initial public offering of Common Stock, dated October 16, 1996 and filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1995.

     (c) Description of the Company's Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A filed on October 8, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Amended and Restated Certificate of Incorporation of DIGEX, Incorpora-ted, as amended (the "Amended and Restated Certificate of Incorporation"), provides that the Company shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") any person whom it may indemnify thereunder. The By-laws of the Company provide that indemnification shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination upon receipt of an undertaking by the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. In addition, the Amended and Restated Certificate of Incorporation provides for the limitation to the extent permitted by the Delaware Law of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors of the Company.

     The Company is obtaining a directors' and officers' insurance and company reimbursement policy in the amount of $5,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified its directors and officers. The policy contains various exclusions, none of which will relate to the offering hereunder.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     4.1  DIGEX, Incorporated Stock Option Plan (incorporated by reference to
          Exhibit 10.12(a) to the Company's Registration Statement on Form SB-2 which was declared effective by the Commission on October 16, 1996 (No. 333-05871)).

     4.2 DIGEX, Incorporated 1996 Equity Participation Plan (incorporated by reference to Exhibit 10.12(b) to the Company's Registration Statement on Form SB-2 which was declared effective by the Commission on October 16, 1996 (No. 333-05871)).

     4.3  DIGEX, Incorporated 1997 Employee Stock Purchase Plan.

     5.1  Opinion of Latham & Watkins.

     24.1 Consent of Ernst & Young LLP.

     24.2 Consent of Latham & Watkins (included in Exhibit 5.1).

     25.1 Power of Attorney (incorporated in the signature page to the Registration Statement).

Item 9.   Undertakings

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(ii) and (a)(1)(ii) shall not apply if the information required to be included in that post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland on this 4th day of December, 1996.

                                           DIGEX, INCORPORATED

                                           By: /s/Christopher R. McCleary
                                              ---------------------------------
                                           Christopher R. McCleary
                                           Chief Executive Officer

Dated: December 5, 1996

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas M. Brandt and John C. Welling, and each of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


    Signature                          Title                        Date
    ---------                          ------                       ----


/s/ Christopher R. McCleary
----------------------------
Christopher R. McCleary          Chairman of the Board,         December 4, 1996
                                 President and Chief
                                 Executive Officer


/s/ Michael T. Doughney          Vice President, Director       December 4, 1996
----------------------------
Michael T. Doughney


/s/ John C. Welling              Vice President, Controller     December 4, 1996
----------------------------
John C. Welling


/s/ Thomas M. Brandt
----------------------------     Senior Vice President and      December 4, 1996
Thomas M. Brandt                 Chief Financial Officer


/s/ Frank A. Adams
----------------------------     Director                       December 4, 1996
Frank A. Adams


/s/ Thomas H. Cato
----------------------------     Director                       December 4, 1996
Thomas H. Cato


/s/ William F. Earthman III      Director                       December 4, 1996
----------------------------
William  F. Earthman III


/s/ Douglas E. Humphrey          Senior Vice President, Chief   December 4, 1996
----------------------------     Technology Officer,
Douglas E. Humphrey              Director


/s/ Ray A. Rothrock
----------------------------     Director                       December 4, 1996
Ray A. Rothrock


/s/ Robert M. Stewart            Director                       December 4, 1996
----------------------------
Robert M. Stewart


/s/John H. Wyant                 Director                       December 4, 1996
----------------------------
John H. Wyant

                              DIGEX, INCORPORATED

                                 EXHIBIT INDEX


EXHIBIT                                                        SEQUENTIALLY
NUMBER                 DESCRIPTION OF EXHIBIT                  NUMBERED PAGE
------                 ----------------------                  -------------


4.1 DIGEX, Incorporated Stock Option Plan (incorporated by reference to Exhibit 10.12(a) to the Company's Registration Statement on Form SB-2 which was declared effective by the Commission on October
           16, 1996 (No. 333-05871)).

4.2 DIGEX, Incorporated 1996 Equity Participation Plan (incorporated by reference to Exhibit 10.12(b) to the Company's Registration Statement on Form SB-2 which was declared effective by the Commission on October 16, 1996 (No. 333-05871)).

4.3        DIGEX, Incorporated 1997 Employee Stock Purchase
           Plan.

5.1        Opinion of Latham & Watkins.

24.1       Consent of Ernst & Young LLP.

24.2       Consent of Latham & Watkins (included in Exhibit 5.1).

25.1 Power of Attorney (incorporated in the signature page to the Registration Statement).

                                       6